UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2018
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NEW FRONTIER CORPORATION

(Exact name of registrant as specified in its charter)

____________________

Cayman Islands	001-38562	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, 299 QRC

287-299 Queen’s Road Central

Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 852-6491-9230

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 3, 2018, New Frontier Corporation (the “Company”) consummated its initial public offering (“IPO”) of 28,750,000 units (the “Units”), including the issuance of 3,750,000 Units as a result of the underwriters’ exercise of their over-allotment option in full. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $287,500,000.

Simultaneously with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of 7,750,000 warrants (the “Private Placement Warrants”) to the Company’s sponsor, New Frontier Public Holding Ltd., at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $7,750,000.

A total of $287,500,000, comprised of $283,550,000 of the proceeds from the IPO (which amount includes $6,912,500 of the underwriters’ deferred discount) and $3,950,000 of the proceeds of the sale of the Private Placement Warrants, was placed in a segregated trust account located in London at Citibank maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of July 3, 2018 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited Balance Sheet as of July 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER CORPORATION

	By:	/s/ Carl Wu
Name: Carl Wu
Title: Chief Executive Officer

Dated: July 10, 2018